As filed with the Securities and Exchange Commission on March 30, 2001
File No. _______________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact Name of Issuer as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2299339 (I.R.S. Employer Identification Number)

950 E. Paces Ferry Road
Suite 1575
Atlanta, Georgia 30326
(404) 949-2100
(Address and Telephone Number of Issuer's Principal Executive Offices)

Industrial Distribution Group, Inc. Management Incentive Program
(Full Title of the Plan)

Jack P. Healey
Senior Vice President and Chief Financial Officer
950 E. Paces Ferry Road
Suite 1575
Atlanta, Georgia 30326
(404) 949-2100
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
W. Randy Eaddy, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E.
Atlanta, Georgia 30309-4530
(404) 815-6500

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	500,000 shares (2)	$2	$1,000,000	$250

(1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on $2 the average of the high and low prices on the New York Stock Exchange on March 29, 2001.

(2) Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, or similar transactions.

        Industrial Distribution Group, Inc. (the “Company”) files this Registration Statement on Form S-8 to reflect an increase in the number of shares of common stock, par value $.01 (the “Common Stock”) authorized under the Industrial Distribution Group, Inc., Amended and Restated Employee Stock Purchase Plan (the “Plan”). The shares authorized under the Plan have been increased by 500,000, from 500,000 to 1,000,000. The 500,000 shares of stock previously authorized under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-41921), the contents of which are incorporated herein by reference.

ITEM 8.           EXHIBITS.

           The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description
4	First Amendment to the Amended and Restated Employee Stock Purchase Plan
5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant
23.1	Consent of Kilpatrick Stockton LLP (will be included in the opinion filed as Exhibit No. 5 to this Registration Statement
23.2	Consent of Arthur Andersen LLP
24	Power of Attorney (included in the Signature Page of this Registration Statement)

II-1

SIGNATURES

                         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30th day of March, 2001.

INDUSTRIAL DISTRIBUTION GROUP, INC.
By:	/s/ Patrick S. O'Keefe Patrick S. O'Keefe President and Chief Executive Officer

POWER OF ATTORNEY

                         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick S. O’Keefe and Jack P. Healey as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof

                         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2001.

/s/ Patrick S. O'Keefe Patrick S. O'Keefe President and Chief Executive Officer

/s/ Patrick S. O'Keefe Patrick S. O'Keefe	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Jack P. Healey Jack P. Healey	Senior Vice President, Chief Financial Officer, and Secretary (Principal Financial and Accounting Officer)

/s/ David K. Barth David K. Barth	Director

/s/ William J. Burkland William J. Burkland	Director

/s/ William R. Fenoglio William R. Fenoglio	Director

/s/ William T. Parr William T. Parr	Director

/s/ George L. Sachs, Jr. George L. Sachs, Jr.	Director

Richard M. Seigel	Director

/s/ Andrew B. Shearer

Andrew B. Shearer Director

II-8

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4	First Amendment to the Amended and Restated Employee Stock Purchase Plan
5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant
23.1	Consent of Kilpatrick Stockton LLP (will be included in the opinion filed as Exhibit No. 5 to this Registration Statement
23.2	Consent of Arthur Andersen LLP